Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Short Duration Credit Opportunities Fund

811-22518

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund. At this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common shares

To approve a new investment
management agreement
between the Fund and Nuveen
Fund Advisors, LLC.


   For
           4,161,139
   Against
                89,073
   Abstain
                98,430
   Broker Non-Votes
           1,397,300
      Total
           5,745,942


To approve a new sub-advisory
agreement:


   For
           4,139,050
   Against
              101,520
   Abstain
              108,072
   Broker Non-Votes
           1,397,300
      Total
           5,745,942


Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236554, on June 16, 2014.